Exhibit 99.1

Limelight Networks(TM) Reports Third Quarter 2009 Results

•	Revenue of $32.5 million

•	Launch of next-generation XD Platform, with Adaptive Intelligence, to provide advanced levels of performance and increased insight into real-time Internet and delivery conditions

•	Launch of LimelightREACH and LimelightADS, two new services that provide turnkey capabilities for customizing and monetizing media delivery on mobile and other connected devices

TEMPE, AZ—(Marketwire - November 04, 2009) - Limelight Networks, Inc. (NASDAQ: LLNW) today reported third quarter 2009 financial results.

“The Internet continues to transform and advance the way people live, work and play around the world. Tomorrow’s Internet will involve more real-time data flow and content consumption across a growing mix of computers, laptops, netbooks, game consoles, televisions, set-top boxes, and mobile devices, the combination of which will allow consumers to enjoy content, access information and conduct transactions anytime, anywhere. With our recently announced XD Platform and the mobility and monetization solutions we released during the quarter, we are positioning Limelight Networks to be a core provider of cloud-based services within this transformed world, helping forward-thinking media, entertainment, enterprise and government organizations leverage the next-generation Internet’s capabilities to differentiate from their competitors and better serve their constituents,” said Jeff Lunsford, CEO of Limelight Networks.

Financial Highlights

For the third quarter of 2009, the company reported revenue of $32.5 million, up 1 percent from $32.3 million in the second quarter of 2009, and EBITDA, adjusted for share-based compensation and litigation costs, of $5.8 million.

Non-GAAP net loss, before stock based compensation and litigation costs, was $.6 million or 1 cent per basic share. GAAP net loss was $5.2 million, or 6 cents per basic share.

Capital investments were $10.6 million. The Company ended the quarter with no bank debt and approximately $153 million in cash and short-term marketable securities. A reconciliation of GAAP to non-GAAP net income is included in the attached tables.

Fourth-Quarter Outlook

Limelight Networks anticipates fourth quarter revenue to be in the range of $32.5 million to $34 million.

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$102,447	$138,180
Marketable securities	50,367	36,463
Accounts receivable, net of reserves of $9,149 and $7,565 at September 30, 2009 and December 31, 2008, respectively	27,692	33,482
Income taxes receivable	184	7
Prepaid expenses and other current assets	9,206	7,834

Total current assets	189,896	215,966
Property and equipment, net	39,653	40,185
Marketable securities, less current portion	16	13
Goodwill	619	—
Other intangible assets, net	404	—
Other assets	9,048	628

Total assets	$239,636	$256,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,180	$8,920
Deferred revenue, current portion	12,077	9,865
Provision for litigation	—	65,645
Other current liabilities	8,905	14,928

Total current liabilities	28,162	99,358
Deferred revenue, less current portion	3,006	7,303

Total liabilities	31,168	106,661
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 84,667 and 83,405 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	85	83
Additional paid-in capital	304,466	290,593
Accumulated other comprehensive income	105	260
Accumulated deficit	(96,188)	(140,805)

Total stockholders’ equity	208,468	150,131

Total liabilities and stockholders’ equity	$239,636	$256,792

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	June 30, 2008	September 30, 2009	September 30, 2008
Revenue	$32,530	$32,333	$33,116	$30,314	$98,038	$93,632
Costs and operating expenses
Cost of revenue*†	20,907	21,078	21,557	19,751	63,456	61,980
General and administrative*†	7,032	6,937	15,455	9,463	26,413	38,247
Sales and marketing*	8,060	7,716	8,577	8,965	23,915	25,684
Research & development*	2,024	1,944	2,008	1,694	5,878	5,293
Provision for litigation	—	—	2,343	6,743	(65,645)	16,220

Total costs and operating expenses	38,023	37,675	49,940	46,616	54,017	147,424

Operating income (loss)	(5,493)	(5,342)	(16,824)	(16,302)	44,021	(53,792)

Interest expense	(11)	(11)	(11)	(11)	(33)	(43)
Interest income	330	337	1,203	1,334	1,050	4,428
Other income (expense)	15	(111)	410	(377)	131	203

Income (loss) before taxes	(5,159)	(5,127)	(15,222)	(15,356)	45,169	(49,204)
Income tax expense (benefit)	61	171	130	(25)	552	(78)

Net income (loss)	$(5,220)	$(5,298)	$(15,352)	$(15,331)	$44,617	$(49,126)

Net income (loss) per share:
Basic	$(0.06)	$(0.06)	$(0.18)	$(0.18)	$0.53	$(0.59)
Diluted	$(0.06)	$(0.06)	$(0.18)	$(0.18)	$0.51	$(0.59)

Shares used in per share calculations:
Basic	84,489	84,033	83,022	82,889	84,012	82,845
Diluted	84,489	84,033	83,022	82,889	87,708	82,845

*	Includes share-based compensation (see supplemental table for figures)
†	Includes depreciation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	June 30, 2008	September 30, 2009	September 30, 2008
Supplemental financial data (in thousands):
Share-based compensation:
Cost of revenues	$638	$582	$594	$558	$1,772	$1,658
General and administrative	1,805	1,820	1,669	1,698	5,755	5,031
Sales and marketing	1,293	1,253	1,400	1,431	3,734	4,137
Research and development	633	626	642	598	1,876	1,723

Total share-based compensation	$4,369	$4,281	$4,305	$4,285	$13,137	$12,549

Depreciation and amortization:
Network-related depreciation	$6,018	$6,133	$6,607	$6,192	$18,699	$18,812
Other depreciation	627	532	343	311	1,699	901

Total depreciation and amortization	$6,645	$6,665	$6,950	$6,503	$20,398	$19,713

Capital expenditures:
Capital expenditures (cash and accrual)	$11,070	$4,113	$6,803	$5,013	$19,755	$14,911

Net (decrease) increase in cash, cash equivalents and marketable securities	$(11,497)	$2,331	$(7,844)	$(10,194)	$(21,826)	$(20,513)

End of period statistics:
Approximate number of active customers	1,370	1,370	1,304	1,291	1,370	1,304
Number of employees	321	301	285	250	321	285

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	June 30, 2008	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income (loss)	$(5,220)	$(5,298)	$(15,353)	$(15,331)	$44,617	$(49,126)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	6,645	6,665	6,950	6,503	20,398	19,713
Share-based compensation	4,369	4,281	4,305	4,285	13,137	12,549
Deferred income tax (benefit) expense	—	—	129	23	—	(82)
Provision for litigation	—	—	2,343	6,743	(65,645)	16,220
(Income) loss on foreign currency exchange	7	205	(30)	12	181	(18)
Accounts receivable charges	329	622	1,802	1,925	4,239	5,289
Accretion of marketable securities	(298)	(157)	11	21	(455)	(421)
Loss on marketable securities	—	—	—	16	—	71
Changes in operating assets and liabilities:
Accounts receivable	(1,648)	7,281	(11,006)	(1,880)	1,793	(15,157)
Prepaid expenses and other current assets	(1,475)	721	417	(4,452)	(1,347)	(3,948)
Income taxes receivable	(159)	140	8	(129)	(176)	473
Other assets	(4,152)	149	153	67	(8,314)	784
Accounts payable	244	(4,219)	2,348	(73)	(5,198)	(2,359)
Accounts payable, related parties	—	—	—	(150)	—	(230)
Deferred revenue	(291)	(972)	4,799	(774)	(2,085)	4,326
Other current liabilities	358	(1,918)	3,555	(3,859)	(6,704)	4,733
Other long term liabilities	—	—	(64)	64	—	—

Net cash provided by (used in) operating activities	(1,291)	7,500	367	(6,989)	(5,559)	(7,183)

Cash flows from investing activities:
Purchases of property and equipment	(10,586)	(5,308)	(7,870)	(4,231)	(16,648)	(14,536)
Purchase of marketable securities	(32,905)	(12,830)	—	(30,400)	(45,735)	(65,125)
Sale of marketable securities	2,000	9,100	16,000	34,825	32,400	95,025
Cash acquired in business acquisition	—	22	—	—	22	—

Net cash provided by (used in) investing activities	(41,491)	(9,016)	8,130	194	(29,961)	15,364

Cash flows from financing activities:
Escrow funds returned from share repurchase	—	—	—	1,070	—	1,070
Proceeds from exercise of stock options and warrants	72	92	31	53	240	191

Net cash provided by financing activities	72	92	31	1,123	240	1,261

Effect of exchange rate changes on cash and cash equivalents	(5)	(205)	(223)	259	(453)	(120)

Net increase
(decrease) in cash and cash equivalents	(42,715)	(1,629)	8,305	(5,413)	(35,733)	9,322
Cash and cash equivalents, beginning of period	145,162	146,791	114,841	120,254	138,180	113,824

Cash and cash equivalents, end of period	$102,447	$145,162	$123,146	$114,841	$102,447	$123,146

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and EBITDA adjusted for share-based compensation and litigation and damage costs as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses and provision for litigation. We define EBITDA as GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, depreciation and amortization. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA adjusted for share-based compensation and litigation and damage costs as EBITDA plus expenses that we do not consider reflective of our ongoing operations. We use EBITDA adjusted for share-based compensation and litigation and damage costs as a supplemental measure to review and assess operating performance. We also believe use of EBITDA adjusted for share-based compensation and litigation and damage costs facilitates investors’ use of operating performance comparisons from period to period. In addition, it should be noted that our performance-based executive officer bonus structure is tied closely to our performance as measured in part by certain non-GAAP financial measures.

The terms Non-GAAP net income (loss), EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the cash requirements necessary for litigation costs;

•	they do not reflect income taxes or the cash requirements for any tax payments;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP Net Income (loss) and EBITDA adjusted for share-based compensation and litigation and damage costs only as supplemental support for management’s analysis of business performance. Non-GAAP Net Income (loss), EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	June 30, 2008	September 30, 2009	September 30, 2008
GAAP net income (loss)	$(5,220)	$(5,298)	$(15,352)	$(15,331)	$44,617	$(49,126)

Provision for litigation	—	—	2,343	6,743	(65,645)	16,220
Share-based compensation	4,369	4,281	4,305	4,285	13,137	12,549
Litigation defense expenses	273	367	8,189	2,667	4,585	16,222

Non-GAAP net loss	$(578)	$(650)	$(515)	$(1,636)	$(3,306)	$(4,135)

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to EBITDA to EBITDA

Adjusted for Share-Based Compensation and Litigation and Damage Costs

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	June 30, 2008	September 30, 2009	September 30, 2008
GAAP net income (loss)	$(5,220)	$(5,298)	$(15,352)	$(15,331)	$44,617	$(49,126)

Add: depreciation and amortization	6,645	6,665	6,950	6,503	20,398	19,713
Add: interest expense	11	11	11	11	33	43
Less: interest and other income	(346)	(226)	(1,613)	(957)	(1,181)	(4,631)
Plus income tax (benefit) expense	61	171	130	(25)	552	(78)

EBITDA	1,151	1,323	(9,874)	(9,799)	64,419	(34,079)
Add: provision for litigation	—	—	2,343	6,743	(65,645)	16,220
Add: share-based compensation	4,369	4,281	4,305	4,285	13,137	12,549
Add: litigation defense expenses	273	367	8,189	2,667	4,585	16,222

EBITDA adjusted for share-based compensation, litigation and damage costs	$5,793	$5,971	$4,963	$3,896	$16,496	$10,912

Conference Call

At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Access to the call will be provided by both telephone dial-in and via live Internet broadcast.

To access this conference call by telephone dial 1-866-831-6234 within the United States or 1-617-213-8854 outside of the U.S. using passcode 80947579. To access the live Internet broadcast, visit http://www.llnw.com. A replay of the call will also be available from http://www.llnw.com for one week following the conclusion of the event.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company’s revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements and litigation and related expenses. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company’s Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (NASDAQ: LLNW) is trusted by the world’s most innovative enterprise, entertainment, technology, and software brands to improve the performance and profitability of web sites and end-user experiences. Our scalable, on-demand managed infrastructure solutions provide global reach and consistently high availability, by routing traffic over a private fiber-optic backbone rather than through the often-congested, unpredictable public Internet. For more information, visit our web site (http://www.limelightnetworks.com), read our blog (http://blog.llnw.com), or follow @llnw (http://www.twitter.com/llnw) on Twitter.

Copyright © 2009 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners